Exhibit 10.3

RESTRICTED STOCK AGREEMENT

AGREEMENT, made as of the ______, (the “Grant Date”) between Federal Life Group, Inc. (the “Corporation”), and ____________ (the “Participant”).

1. Award.

(a) Grant of Restricted Stock. Pursuant to the provisions of the Federal Life Group, Inc. Stock Incentive Plan (the “Plan”), _____ shares (the “Restricted Shares”) of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), shall be issued as hereinafter provided in the Participant’s name subject to the restrictions described herein.

(b) Issuance of Restricted Shares. The Restricted Shares shall be issued upon acceptance of this Agreement by the Participant and upon satisfaction of the Vesting Schedule as set forth in Section 2(b) herein.

(c) Plan Incorporated by Reference. The Participant acknowledges receipt of a copy of the Plan and agrees that this award shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan.

2. Terms and Conditions. The Participant hereby accepts the Restricted Shares when issued and agrees as follows:

(a) Restrictions. The potential rights of the Participant to the Restricted Shares may not be assigned, transferred, sold, pledged, hypothecated, or otherwise encumbered or disposed until such time as the Participant receives unrestricted certificates for such shares. Except as provided in Section 2(c) below, in the event of termination of the Participant’s employment or service with the Corporation or a Subsidiary for any reason prior to vesting in all or any portion of the Restricted Shares, the Participant shall, for no consideration, forfeit to the Corporation all Restricted Shares to the extent then subject to the Restrictions (as hereinafter defined). The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Corporation upon termination of employment or service prior to satisfaction of the Vesting Schedule (as set forth in Section 2(b)) are referred to herein as the “Restrictions.”

(b) Vesting Schedule. Except as provided in Section 2(c) below, the Restrictions shall lapse and cease to apply to the Restricted Shares provided that the Participant remains in the continuous employ or service with the Corporation or a Subsidiary for the following periods (the “Vesting Schedule”) after the Grant Date:

Vesting Date	% of Shares Vesting	Number of Shares Vesting

	25.0%	______ shares
	25.0%	______ shares
	25.0%	______ shares
	25.0%	______ shares

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(c) Acceleration of Vesting. Notwithstanding Section 2(b) above, with respect to any or all Restricted Shares still subject to Restrictions, (i) upon the occurrence of a Change in Control, the Restrictions shall lapse and cease to apply to such Restricted Shares; (ii) if the Participant’s employment or service with the Corporation or a Subsidiary terminates due to death or Disability, the Restrictions shall lapse and cease to apply to such Restricted Share and (iii) if the Corporation or a Subsidiary terminates the Participant’s employment or service (other than by reason of a Termination or Dismissal for Cause), the Restrictions shall lapse and cease to apply to such Restricted Shares.

(d) Certificates. One or more share certificates evidencing the Restricted Shares shall be issued by the Corporation in the name of a nominee of the Corporation. The certificate shall bear a legend evidencing the nature of the Restricted Shares, and the Corporation may cause the certificate to be delivered upon issuance to the Secretary of the Corporation or to such other depository as may be designated by the Corporation as a depository for safekeeping until the forfeiture occurs pursuant to this award. At the time of award and upon request of the Corporation, the Participant shall deliver to the Corporation a stock power, endorsed in blank, relating to the Restricted Shares. Within 30 days of the vesting of all or part of the Restricted Shares, and upon satisfaction of all other terms and conditions set forth in this Agreement, the Corporation shall cause a new certificate or certificates to be issued without legend in the name of the Participant for the shares that have vested, together with an amount of cash (without interest) equal to the dividends that have been paid, if any, on such shares with respect to record dates occurring on or after the Grant Date. Notwithstanding the foregoing, the Restricted Shares may be evidenced by uncertificated shares or otherwise in book entry form in which case the Participant shall receive a statement of holdings evidencing ownership of the Restricted Shares. In addition, notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of stock (whether vested or unvested) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Corporation shall not be obligated to issue or deliver any shares of Common Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

(e) No Rights as Shareholder. The Participant shall not have voting rights and shall not be entitled to receive dividends unless and until the Restricted Shares vest pursuant to the provisions of this Agreement.

3. Withholding of Tax. To the extent that the receipt of the Restricted Shares or the vesting thereof results in income to the Participant for federal or state income tax purposes, the Participant shall deliver to the Corporation at the time of such receipt or expiration, as the case may be, such amount of money or shares of unrestricted Common Stock as the Corporation may require to meet its withholding obligation, if any, under applicable tax laws or regulations, and, if the Participant fails to do so, the Corporation is authorized to withhold from any cash or stock remuneration then or thereafter payable to the Participant any tax required to be withheld by reason of such resulting compensation income.

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4. Status of Common Stock. The Participant agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. The Participant also agrees (a) that the certificates representing the Restricted Shares may bear such legend or legends as the Corporation deems appropriate in order to assure compliance with applicable securities laws; (b) that the Corporation may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Corporation if such proposed transfer would, in the opinion of counsel satisfactory to the Corporation, constitute a violation of any applicable securities law; and (c) that the Corporation may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

5. Relationship Between the Parties. Nothing contained in this Agreement or otherwise shall be construed to confer upon the Participant any right to continue in the employ or service with the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Participant’s employment or service at any time and for any reason. Any question as to whether and when there has been a termination of such employment or service, and the cause of such termination, shall be determined by the Corporation and its determination shall be final.

6. Section 83(b) Election. The Participant may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Shares. The Participant must make such Section 83(b) Election within 30 days after the Grant Date. If the Participant elects to make a Section 83(b) Election, the Participant shall provide the Corporation with a copy of an executed version of the Section 83(b) Election and satisfactory evidence (in the Committee’s sole determination) of the filing of the Section 83(b) Election with the United States Internal Revenue Service. The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the United States Internal Revenue Service and for all tax consequences resulting thereof.

7. Corporation’s Powers. No provision contained in this Agreement shall in any way terminate, modify, or alter, or be construed or interpreted as terminating, modifying, or altering any of the powers, rights or authority vested in the Corporation or, to the extent delegated, in its delegate including, without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Corporation and all persons lawfully claiming under the Participant.

9. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail (or by such other method as the Committee may from time to time deem appropriate), return receipt requested, postage prepaid, and addressed, if to the Corporation,_________________; Attention: _______ (or to such different address as the Corporation may designate in writing) or, if to the Participant, at the Participant’s most recent address as shown in the employment or stock records of the Corporation.

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10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories. Copies of such signed counterparts may be used in lieu of the originals for any purpose.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has executed this Agreement, all as of the date first above written.

FEDERAL LIFE GROUP, INC.	PARTICIPANT
HOLDING CORPORATION

By
(Signature)

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